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EXHIBIT 23. CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Numbers 33-28777 and 33-38606) and on Form S-3 (Number 33-49888) of Scott Paper Company of our report dated January 25, 1994 appearing on page 19 of the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 18 of this Form 10-K.

Price Waterhouse

Philadelphia, Pennsylvania
March 23, 1994